                             STATEMENT OF RESOLUTION

                 ESTABLISHING AND DESIGNATING A SERIES OF SHARES

                                       OF

                              GULFWEST ENERGY INC.

               Series F Preferred Stock, par value $.01 per share

     Pursuant  to  the   provisions  of  Article  2.13  of  the  Texas  Business
Corporation  Act, and pursuant to Article 4.1 of its Articles of  Incorporation, as amended,  the  undersigned,  GulfWest  Energy,  Inc. (the  "Company")  hereby submits the following statement for the purposes of establishing and designating a  series  of  shares  and  fixing  and  determining  the  relative  rights  and preferences  thereof:  FIRST:  The name of the Company is  GulfWest  Energy Inc.
SECOND: The following resolution establishing and designating a series of shares and fixing and determining the relative rights and preferences  thereof was duly adopted by the Board of Directors of the Company on June 12, 2003: "RESOLVED, by
the Board of Directors (the "Board") of the Company,  that pursuant to authority expressly  granted to and vested in the Board by the  provisions of the Articles of Incorporation of the Company,  as amended (the "Articles of  Incorporation"), the Board hereby  creates a series of the class of authorized  Preferred  Stock, par value $.01 per share, of the Company (the "Preferred Stock"), and authorizes the issuance  thereof,  and hereby fixes the  designation and amount thereof and the voting powers, preferences and relative,  participating,  optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions of such series, as set forth below; and, RESOLVED FURTHER,  that such  provisions  supercede any prior  certificate of  designation  filed by the
Company  with the  Secretary of State of the State of Texas with respect to such series of the class of Preferred Stock authorized  hereby.

     1. Designation. The designation of the Series of Preferred Stock authorized hereby shall be "Cumulative  Convertible  Preferred Stock,  Series F" ("Series F
Preferred Stock") with a par value of $.01 per share.

     2. Number of Shares. The number of shares of Series F Preferred Stock shall be  2,000.

     3.  Dividends.  The dividend  rate for each share of the Series F Preferred
Stock  shall be $12.50  per share  per annum  from June 1, 2003 (the  "Effective
Issue Date") until May 30,  2006,  when the dividend  rate shall be increased to
$30.00  per share per annum and  continue  so long as any shares of the Series F
Preferred  Stock  remains  outstanding.  Cash  dividends  at such rates shall be accrued  and  payable  with the  first  payment  due on  December  31,  2003 and thereafter,  in quarterly installments,  on each March 31, June 30, September 30 and December 31 (a "Dividend Payment Date") to holders of record of the Series F
Preferred  Stock as they  appear on the  Company's  stock  records as of the day immediately  prior  to the  Dividend  Payment  Date.  Such  dividends  shall  be cumulative.  In addition,  the Company shall pay on such Dividend  Payment Dates all accrued and  undeclared or unpaid  dividends on shares of Series F Preferred
Stock that were  redeemed in the quarter  ending on such  Dividend  Payment Date pursuant to Section 8 hereof (provided  however that such dividends shall accrue only  through the date of  redemption  of such  shares).  The Series F Preferred
Stock  shall rank as to  dividends  (i) senior to the Common  Stock (as  defined herein) and any other class or series of capital stock that by its express terms provides that it ranks junior to the Series F Preferred Stock as to dividends or that does not  expressly  provide  for any ranking as to  dividends  and (ii) on parity with any other class or series of capital stock that by its express terms provides  its ranks on a parity  with other  classes of  preferred  stock of the
Company as to payments of dividends ("Parity Securities").  Such dividends shall first be payable to the  holders of the Series F Preferred  Stock in  preference and priority of any payment of any cash dividend on any stock ranking  junior to the Series F Preferred  Stock,  including  without  limitation  the share of the
Company's Common Stock, par value $.001 per share (the "Common Stock").

     4.  Preference.  The  rights of the Series F  Preferred  Stock are of equal preference to all other  outstanding  preferred  stock of the Company  regarding payment of dividends and liquidation. As long as the Series F Preferred Stock is outstanding,  the Company will not issue additional preferred stock with greater preference regarding payment of dividends or liquidation.  No distribution shall be  declared  or paid or set  apart for  payment  on any  stock  ranking,  as to dividends,  junior to the Series F Preferred Stock, including without limitation the shares of the Common Stock, for any period unless full cumulative  dividends have been or  contemporaneously  are declared and paid on the Series F Preferred
Stock for all dividend  payment  periods  terminating on or prior to the date of payment of the  distribution  on such junior stock;  provided that the foregoing restriction shall not be applicable to dividends payable in additional shares of
Common Stock to the holders of Common Stock in connection with any stock split.

     5. Retirement of Shares.  Shares of Series F Preferred Stock that have been issued and have been  redeemed,  repurchased  or reacquired in any manner by the
Company  shall be  retired  and not  reissued  and shall  resume  the  status of authorized  but unissued  and  non-designated  shares of preferred  stock of the
Company.

     6.  Voting.  The holders of Series F  Preferred  Stock shall have no voting rights except as otherwise expressly required by Texas law.  Notwithstanding the foregoing, if at any time after the initial payment on December 31, 2003 (i) two or more  quarterly  dividends,  whether  or not  consecutive,  on the  Series  F
Preferred  Stock are in  default,  in whole or in part;  or (ii) the Company (a)
files a voluntary petition in bankruptcy,  (b) is adjudicated as a bankrupt, (c)
files any  petition  or other  pleading  in any action  seeking  reorganization, rearrangement, adjustment, or composition of, or in respect of the Company under the United  States  Bankruptcy  Code or any other  similar  state or federal law dealing with creditors'  rights  generally,  unless within sixty (60) days after such filing such  proceeding is  discharged,  or (d) has a receiver,  trustee or other similar official  appointed for the Company;  then the number of directors then constituting the Company's Board of Directors shall be increased by one (1)
and the  holders of shares of Series F  Preferred  Stock  shall be  entitled  to appoint the  additional  director to serve on the Board of  Directors by written consent  executed by the holders of Series F Preferred  Stock in accordance with
Section 11 hereof or by special  meeting of holders of Series F Preferred  Stock called as hereinafter provided. Whenever all arrears in accrued dividends on the
Series F  Preferred  Stock shall have been paid or, as  applicable,  the default specified  in clause (ii) of the  foregoing  sentence  has been cured,  then the right of the holders of the Series F Preferred  Stock to appoint such additional director shall cease (but subject always to the same  provisions for the vesting of such voting  rights in the case of any future  defaults  specified in clauses
(i) and (ii) of the second sentence of this Section),  and the term of office of any person  appointed  as a director  by the  holders of the Series F  Preferred
Stock shall immediately terminate and the number of the Board of Directors shall be reduced  accordingly.  At any time after such voting  rights  shall have been vested in the  holders of the Series F Preferred  Stock,  the  Secretary  of the
Company may, and upon the written  request of the record holders of at least 10%
of the outstanding  Series F Preferred Stock  (addressed to the Secretary at the principal office of the Company) shall, call a special meeting of the holders of the Series F Preferred  Stock for the election of the additional  director to be appointed by them as herein provided,  such call to be made by notice similar to that  provided  in the  bylaws  of the  Company  for a  special  meeting  of the shareholders.  If any such special  meeting to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then the record  holders of at least 10% of the  outstanding  Series F Preferred
Stock may in writing designate one among them to call the meeting,  and for that purpose  shall  have  access to the stock  books  and  shareholder  lists of the
Company. If such office shall not have previously  terminated as above provided, the director  previously  elected at any such special  meeting of the holders of the Series F Preferred Stock shall continue to hold office until the next annual meeting of the  shareholders or special  meeting held in lieu thereof,  at which meeting the holders of the Series F Preferred Stock shall be entitled to reelect the same  director or to elect a new  director as provided  hereunder.

     7. Other  Rights  and  Amendments.  Except as  otherwise  provided  by law, without the written  consent of the Series F Preferred  Stock,  the Company will not (i) create,  authorize  or issue any capital  stock that ranks senior to the
Series F Preferred Stock as to dividends or liquidation payments;  (ii) increase the authorized number of shares of Series F Preferred Stock; (iii) amend, alter, repeal or waive any provision of the bylaws,  the Articles of  Incorporation  or this  Certificate  of  Designation  so as to adversely  affect the  preferences, rights and powers of the Series F Preferred  Stock;  or (iv) increase the number of  directors,  excluding  the  additional  directorship  positions  that may be elected by the Series F Preferred  Stockholders pursuant to Section 6 hereof and the Series E  Preferred  Stockholders,  to a number  greater  than nine (9).

     8. Redemption  Rights.  The Series F Preferred Stock is redeemable in whole or in part at any time,  at the  option of the  Company,  at a price of $500 per share, plus all accrued and undeclared or unpaid  dividends;  except that, after two  years  from the date of the  original  issuance  of the  shares of Series F
Preferred Stock (the "Original Issue Date"), prior to redemption by the Company, the holders of record shall be given a 60-day  written  notice of the  Company's intent to redeem and the  opportunity to convert the Series F Preferred Stock to
Common Stock,  in accordance  with Section 10 hereof,  during the 60-day period.
The shares to be redeemed  hereunder  shall be redeemed  from the holders of the
Series F Preferred Stock on a pro rata basis by the Company.  The written notice
(the  "Redemption  Notice") for any such call of redemption by the Company shall specify the effective date of such redemption (the "Redemption Effective Date"), which  effective  date  shall be no less than 3 days  following  the  Redemption
Notice  and no more than 60 days  following  the  Redemption  Notice;  provided, however,  that for any  redemption  made at  anytime  after two  years  from the
Original Issue Date, the Redemption Effective Date shall be no less than 60 days and no  more  than  90 days  following  the  Redemption  Notice.  Following  the
Redemption  Effective  Date, all shares called for redemption  shall  thereafter cease to exist  except to the  extent  that they  evidence a right of the record holder  as of the  date of the  Redemption  Notice  to  receive  the  redemption proceeds for such shares.

     9. Liquidation.  The holders of the Series F Preferred Stock shall, in case of  voluntary  or  involuntary  liquidation,  dissolution  or  winding up of the affairs of the Company,  be entitled to receive in full out of the assets of the
Company,  including its capital,  before any amount shall be paid or distributed among  the  holders  of the  Company's  Common  Stock  or  other  capital  stock
designated  as  junior  to  the  Series  F  Preferred   Stock  with  respect  to
liquidation,  the amount of $500 per share of Series F Preferred  Stock plus all
accrued  and  undeclared  or  unpaid   dividends.   If,  upon  any  liquidation,
dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributed among the holders of shares of Series F Preferred Stock and the holder of all Parity  Securities  shall be  insufficient  to pay in full the respective  preferential  amounts on shares of Series F Preferred  Stock and all
Parity  Securities,  then  such  assets,  or  the  proceeds  thereof,  shall  be distributed  among the  holder of Series F  Preferred  Stock and the  holders of
Parity Securities  ratably in accordance with the respective  amounts that would be payable on such  shares if all  amounts  payable  thereon  were paid in full.
After  payment of the full  amount of the  liquidation  preference  to which the holders of Series F  Preferred  Stock are  entitled,  such  holders  will not be entitled  to any  further  participation  in any  distribution  of assets of the
Company.  For the purpose of this Section 9, none of the merger or consolidation of the Company into or with another corporation,  or the merger or consolidation of any other  corporation into or with the Company,  or the sale,  transfer,  or other disposition of all or substantially all of the assets of the Company shall be  deemed  to  be a  voluntary  or  involuntary  liquidation,  dissolution,  or winding-up  of the  Company.

     10. Conversion to Common Stock. The Series F Preferred Stock is convertible to Common  Stock at any time upon the earlier of (i) the second  anniversary  of the  Original  Issue  Date or (ii) upon the date of a  "change  of  control"  as defined in Section  10.6  hereof.  At any time  thereafter,  the holder  may, by written notice (the "Conversion  Notice") to the Company,  convert any or all of the shares of the Series F Preferred Stock to Common Stock. The shares of Common
Stock issuable upon conversion shall be issued by the Company once the holder of the converted Series F Preferred Stock tenders the certificates  evidencing such shares  of  Series F  Preferred  Stock to the  Company  for  cancellation.

          10.1 Conversion Price. Each share of Series F Preferred Stock shall be convertible in accordance with this Section 10 into the number of shares of
     Common Stock that results from dividing the liquidation value per share for
     Series F Preferred Stock  (including the stated $500 per share  liquidation preference plus all accrued but unpaid  dividends) by the conversion  price for Series F  Preferred  Stock that is in effect at the time of  conversion
     (the  "Conversion  Price").  The initial  Conversion Price for the Series F
     Preferred  Stock  shall be $1.00 per  share.  The  Conversion  Price of the
     Series F Preferred  Stock shall be subject to adjustment  from time to time as provided below.

          10.2  Adjustment  Upon Common  Stock  Event.  Upon the  happening of a
     Common Stock Event (as hereinafter  defined),  the Conversion  Price of the
     Series F Preferred Stock shall,  simultaneously  with the happening of such
     Common Stock Event,  be adjusted by  multiplying  the  Conversion  Price of
     Series F Preferred Stock in effect  immediately  prior to such Common Stock
     Event by a  fraction,  (a) the  numerator  of which  shall be the number of shares of Common Stock  issued and  outstanding  immediately  prior to such
     Common Stock Event, and (b) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common
     Stock Event, and the product so obtained shall thereafter be the Conversion
     Price for  Series F  Preferred  Stock.  The  Conversion  Price for Series F
     Preferred  Stock shall be adjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein,  the term "Common Stock
     Event"  means (i) the issue by the Company of  additional  shares of Common
     Stock as a dividend or other distribution on outstanding Common Stock, (ii)
     a  subdivision  of the  outstanding  shares of Common  Stock into a greater number of shares of Common Stock or (iii) a combination of the  outstanding shares of Common Stock into a smaller number of shares of Common Stock.

          10.3 Adjustment for Other Dividends and Distributions.  If at any time or from time to time  after the  Original  Issue  Date the  Company  pays a dividend or makes any other distribution to the holders of the Common Stock payable in  securities  of the Company  other than shares of Common  Stock, then in each such event  provision shall be made so that the holders of the
     Series F Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of  securities  of the Company that they would have received had their Series F Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the  period  from the date of such event (or such  record  date,  as applicable) to and including the conversion date,  retained such securities receivable  by them as aforesaid  during such period,  subject to all other adjustments  called  for during  such  period  under  this  Section 10 with respect to the rights of the  holders  of the Series F  Preferred  Stock or with respect to such other securities by their terms.

          10.4 Adjustment for Reclassification, Exchange and Substitution. If at
     any time or from time to time after the  Original  Issue  Date,  the Common
     Stock  issuable  upon the  conversion  of the Series F  Preferred  Stock is changed  into the same or a  different  number  of  shares  of any class or
     classes  of  stock,  whether  by   recapitalization,   reclassification  or
     otherwise  (other  than  by a  Common  Stock  Event  or a  stock  dividend, reorganization,  merger,  consolidation  or sale  of  assets  provided  for elsewhere in this Section 10), then in any such event each holder of Series
     F Preferred Stock shall have the right  thereafter to convert such Series F
     Preferred Stock into the kind and amount of stock and other  securities and property receivable upon such  recapitalization,  reclassification or other change by holders  of the number of shares of Common  Stock into which such shares of Series F Preferred could have been converted immediately prior to such  recapitalization,  reclassification or change, all subject to further adjustment as provided  herein or with respect to such other  securities or property by the terms thereof. The Company shall give each holder of Series
     F  Preferred  Stock at least 30 days  prior  written  notice  of any  event requiring adjustment pursuant to this Section 10.4.

          10.5   Certificate  of  Adjustment.   In  case  of  an  adjustment  or
     readjustment  of the  Conversion  Price for Series F Preferred  Stock,  the
     Company, at its expense, shall cause its Chief Financial Officer to compute such adjustment or  readjustment  in accordance with the provisions  hereof and prepare a  certificate  showing such  adjustment or  readjustment,  and shall mail such certificate,  by first class mail, postage prepaid, to each registered  holder of the Series F Preferred Stock at the holder's  address as shown in the Company's books.

          10.6  Change of  Control  of  Company.  In the  event of a "change  of control" of the Company,  each holder of the Series F Preferred Stock shall have the right,  at the  holder's  option,  to convert its shares to Common
     Stock in accordance with Section 10 hereof,  or cause the Company to redeem the shares at a price of $500 per share, plus all accrued and undeclared or unpaid  dividends.  A "change of control" is defined as: (i) an acquisition by an  individual,  entity or a group  subject to a voting trust  agreement
     (excluding  J.  Virgil  Waggoner  and his  affiliates,  the Company and its subsidiaries,  a related  employee benefit plan or a corporation the voting stock of which is beneficially owned following such acquisition 50% or more by the Company's  stockholders  in  substantially  the same  proportions as their  holdings in the Company prior to such  acquisition)  of ownership of more  than  50%  of  the  Company's  outstanding  voting  stock;  (ii)  the occurrence of a transaction or an event that results in J. Virgil Waggoner,
     Marshall A. Smith III,  Thomas R.  Kaetzer and their  affiliates  no longer owning 35% or more of the Company's  outstanding  voting  stock;  (iii) the approval by the stockholders of a  reorganization,  merger or consolidation
     (other  than a  reorganization,  merger  or  consolidation  in which all or substantially all of the stockholders of the Company receive 50% or more of the voting stock of the surviving company);  or (iv) a complete liquidation or dissolution of the Company or the sale of all, or substantially  all, of its assets.  As used in this Section 10.6,  the term  "affiliate"  shall be given the meaning  attributed  to it under Rule 144  promulgated  under the
     Securities Act of 1933, as amended.

          10.7  Dilution or  Impairments.  The Company will not, by amendment of its certificate or articles of incorporation or through any reorganization, transfer of assets,  consolidation,  merger, dissolution,  issue or sale of securities or any other voluntary  action,  intentionally  avoid or seek to avoid the observance or performance of any of the terms hereunder, but will at all times in good faith assist in the carrying out of all such terms and in the  taking  of all  such  action  as may be  necessary  or  appropriate hereunder.  Without limiting the generality of the foregoing,  the Company:
     (a) shall at all times reserve and keep available,  solely for issuance and delivery upon the conversion of the Series F Preferred Stock, all shares of the Common Stock from time to time issuable upon such  conversion;  and (b)
     will take all such action as may be necessary or  appropriate in order that the  Company may  validly  and  legally  issue fully paid and  nonassesable shares of Common Stock upon the conversion of the Series F Preferred  Stock from time to time outstanding.

          10.8 Fractional  Shares. No fractional shares of Common Stock shall be issued upon any  conversion  of Series F  Preferred  Stock.  Any  resulting fractional  shares shall be rounded up to the next whole share.  11. Action by Consent.  Any action required or permitted to be taken at any meeting of the holders of the Series F  Preferred  Stock may be taken  without  such a meeting if a consent or consents in writing,  setting  forth the actions so taken, is signed by the holders of two-thirds of the outstanding  shares of
     Series F Preferred Stock."

     IN WITNESS  WHEREOF,  the Company has caused this Statement to be signed by its duly authorized  officer as of the 12th day of June, 2003.  GULFWEST ENERGY,
INC.

                              GULFWEST ENERGY INC.

                              By:  \S\  Jim C. Bigham
                              --------------------------------------------------
                              Its:  Executive Vice President and Secretary